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                                  Exhibit B(9)

                                           June 12, 2000



Board of Trustees
The Northwestern Mutual Life
  Insurance Company
Milwaukee, WI  53202

Gentlemen:

         As Vice President and General Counsel of The Northwestern Mutual Life Insurance Company (the "Company") I have general supervision of the Law Department of such Company and its legal affairs. In such capacity I have supervised the corporate proceedings relating to the operation of NML Variable Annuity Account B (the "Account") pursuant to the provisions of the Wisconsin Statutes and the issuance and proposed issuance in connection therewith of the Mason Street Variable Annuity (the "Contract"). I have also participated in the preparation of the Registration Statement on Form N-4 (the "Registration Statement") and Pre-Effective Amendment No. 1 thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 333-33232) with respect to the Contract. In addition, I have examined such other documents and such questions of law as, in my judgment, are necessary or appropriate for purposes of this opinion. Based on the foregoing, it is my opinion that:

         1. The Company is a duly organized and validly existing mutual life insurance corporation under the laws of the State of Wisconsin, duly authorized under such laws to issue and sell life insurance and annuity contracts.

         2. The Account is a separate account of the Company duly created and validly existing pursuant to Wisconsin law.

         3. The issuance and sale of the Contract has been duly authorized by the Company and duly approved by the Commissioner of Insurance of the State of Wisconsin. When issued and sold in compliance with applicable local law and in the manner stated in the Prospectus constituting a part of the Registration Statement, the Contract will be a valid and legally binding obligation of the Company in accordance with its terms.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           ROBERT J. BERDAN


                                           Robert J. Berdan